Exhibit (j)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 83 to the registration statement on Form N-1A (File No. 033-51308) for the Highland Natural Resources Fund, a series of Highland Funds II.
/s/ KPMG LLP
Boston, Massachusetts
January 5, 2012